EXHIBIT 99.1

Investor Relations Contact:
 Ken Lowe
Sigma Designs, Inc.
Tel: 408/957-9850
Fax: 408/957-9741
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS THIRD QUARTER RESULTS

MILPITAS, Calif.,- November 25, 2003 - Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, announced results for its third fiscal quarter ended October 31, 2003.

Net revenues for the third quarter were $7,470,000, down from $7,874,000 for the previous quarter and up 58% from $4,720,000 reported for the same period last year. Sigma reported a net profit of $149,000 or $0.01 per basic and diluted share. This compares to a net profit of $671,000, or $0.04 per basic shares and $0.03 per diluted share for the previous quarter, and a net loss of $871,000, or $(0.05) per basic and diluted share during the same period one year ago. The decline in revenue is primarily attributable to unexpected delays in customer orders.

"We are disappointed to report this quarter's revenue decline, the first in five consecutive quarters, a result of delays in certain customer orders. However, we believe this decline is an anomaly, and we have all indications that market demand is continuing to grow in our primary markets. On the positive side, we are pleased that our gross margins remained strong, our operating expenses were stable, and this represents our third consecutive quarter of profitability. Moving forward, we remain optimistic in our ability to resume sequential growth for the current quarter, and also anticipate a period of overall profitability for this year and next," stated Thinh Tran, Chairman and Chief Executive Officer, Sigma Designs.

Recent business developments include:

  Announced that Pinnacle's new ShowCenter product is based on Sigma's EM8551 media processor. The ShowCenter is a new product in the digital media adapter category, which provides consumers who have a multimedia home network with instant access to digital libraries, without moving the PC into the living room.

  Announced that Sigma's EM8610 digital media processor will be used in two separate Plasma TVs. First, KiSS Technology's new PD342 42-inch Plasma, high-definition TV (HDTV) with built-in DVD and wireless Internet. KiSS is one of the world's leading companies in the field of DVD products and DVB receivers. Second, Jamo's new HDP 4250 Plasma HDTV. Jamo is the leading European manufacturer of loudspeakers.

  Announced that several new IP video appliances from multiple vendors, based on Sigma's decoder chips, will enter the market over the next six months, including an increasing number of large brand manufacturers. These included the announcements from Lenovo Consume PC (formerly Legend Group Limited), Vertex Link, Beijing Golden Yuxing Electronics and Technology Co., Ltd., and Shenzhen Tsinghua Tongfang.

  Announced that Sigma's EM8550 digital media processor will power I-O Data's new AveL LinkPlayer, network media player. I-O Data is the leading Japanese manufacturer of PC peripherals and a provider of high-quality interface products.

The conference call relating to third quarter results will take place following this announcement at 5:00 PM EST today, November 25. The dial-in number is 1-877-353-2646 or 1-706-679-3463. Investors will have the opportunity to listen to the conference call via the Internet live or up to one year afterward through www.sigmadesigns.com/investors or over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).  To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-800-642-1687 or 1-706-645-9291 and use conference ID 390 2566. The audio replay will be available for one week after November 25.

About Sigma Designs, Inc.

Sigma Designs (Nasdaq: SIGM) specializes in silicon-based MPEG decoding for streaming video, progressive DVD playback and advanced digital set-top boxes. Sigma's award-winning REALmagic® Video Technology is used in both commercial and consumer applications providing highly integrated solutions for high-quality decoding of MPEG-1, MPEG-2 and MPEG-4. Headquartered in Milpitas, Calif., Sigma also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit our web site at www.sigmadesigns.com/.

REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the anticipation of a return to sequential revenue growth for the current quarter and continued profitability for the current quarter and next year, the use of our EM8610 in KiSS and Jamo plasma TVs, and the entry of several new IP video appliances based on Sigma decoder chips into the market over the next six months. Actual results may vary materially due to a number of factors including, but not limited to, general economic conditions, including continuance of the current uncertainty in technology spending, and economic conditions specific to the semiconductor industry, the rate of growth of the set-top box market in general, our ability to deploy Sigma products in these markets, the ability of our REALmagic MPEG silicon to compete with other technologies in these emerging markets, the risk that such products will not gain widespread acceptance or will be rendered obsolete by product offerings of competitors or by alternative technologies and other risks including delays in the manufacturers' deployment of set-top boxes or other factors leading to delays in customer orders. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended January 31, 2003 and on Form 10-Q for the quarter ended July 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Following are comparative, unaudited highlights of the third quarter and nine-month of fiscal 2004:

Quarter ended October 31 ,                                2003         2002
-----------------------                               -----------  -----------
Net revenues..........................................$ 7,470,000  $ 4,720,000
Net income (loss).....................................$   149,000  $  (871,000)
Basic net income (loss) per share.....................$      0.01  $     (0.05)
Basic weighted average shares......................... 20,402,000   16,508,000
Diluted net income (loss) per share...................$      0.01  $     (0.05)
Diluted weighted average shares....................... 23,533,000   16,508,000

Nine months ended October 31 ,                            2003         2002
-----------------------                               -----------  -----------
Net revenues..........................................$23,179,000  $11,430,000
Net income (loss).....................................$ 1,246,000  $(5,730,000)
Basic net income (loss) per share.....................$      0.07  $     (0.35)
Basic weighted average shares......................... 19,060,000   16,454,000
Diluted net income (loss) per share...................$      0.06  $     (0.35)
Diluted weighted average shares....................... 22,092,000   16,454,000

SIGMA DESIGNS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                        October 31,  January 31,
                                                           2003        2003*
                                                       -----------  -----------
                        Assets

Current assets:
  Cash and cash equivalents.......................... $    18,967  $       755
  Accounts receivable - net..........................       4,762        4,366
  Inventories........................................       2,986        2,472
  Restricted cash....................................           -       12,000
  Prepaid expenses & other...........................         359          176
                                                       -----------  -----------
              Total current assets...................      27,074       19,769

Equipment & leasehold improvements, net..............       1,070        1,331
Long term investment.................................       1,050            -
Other assets.........................................          96          317
                                                       -----------  -----------
Total................................................ $    29,290  $    21,417
                                                       ===========  ===========
          Liabilities and shareholders' equity

Current liabilities:
  Bank line of credit................................ $         -  $    12,000
  Accounts payable...................................       1,388        1,502
  Accrued liabilities and other......................       2,337        1,681
  Current portion of capital lease obligation........           6          127
                                                       -----------  -----------
              Total current liabilities..............       3,731       15,310

Other long-term liabilities..........................         276          305

Shareholders' equity:
  Common stock.......................................      86,511       68,295
  Accumulated other comprehensive income.............          32           13
  Accumulated deficit................................     (61,260)     (62,506)
                                                       -----------  -----------
              Total shareholders' equity.............      25,283        5,802
                                                       -----------  -----------
Total................................................ $    29,290  $    21,417
                                                       ===========  ===========

* Derived from audited balance sheet included in the Company's annual report on Form 10-K for the year ended January 31, 2003

SIGMA DESIGNS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

                                              Three months ended    Nine months ended
                                                   October 31,          October 31,
                                             --------------------  --------------------
                                               2003       2002       2003       2002
                                             ---------  ---------  ---------  ---------
Net revenues.............................. $   7,470  $   4,720  $  23,179  $  11,430

Costs and expenses:
   Costs of revenues......................     2,868      2,038      8,848      5,360
   Research and development...............     2,512      1,821      7,586      6,018
   Sales and marketing....................     1,225      1,086      3,583      3,324
   General and administrative.............       731        659      1,887      2,280
                                             ---------  ---------  ---------  ---------
      Total costs and expenses............     7,336      5,604     21,904     16,982
                                             ---------  ---------  ---------  ---------

Income (loss) from operations.............       134       (884)     1,275     (5,552)
Interest and other income (expense), net..        15        (24)       (19)      (213)
                                             ---------  ---------  ---------  ---------

Income (loss) before income taxes.........       149       (908)     1,256     (5,765)
Provision for income taxes................         -        (37)        10        (35)
                                             ---------  ---------  ---------  ---------

Net income (loss)......................... $     149  $    (871) $   1,246  $  (5,730)
                                             =========  =========  =========  =========

Basic net income (loss) per share......... $     0.01 $   (0.05) $    0.07  $   (0.35)

Shares used in computing per
   share amount - basic...................     20,402    16,508     19,060     16,454

Diluted net income (loss) per share....... $     0.01 $   (0.05) $    0.06  $   (0.35)

Shares used in computing per
   share amount - diluted.................     23,533    16,508     22,092     16,454